Exhibit 99.1

CH4 NATURAL SOLUTIONS CORPORATION

BALANCE SHEET

MAY 08, 2026

	MAY 04, 2026	Pro Forma Adjustments			As Adjusted
		(Unaudited)			(Unaudited)
ASSETS
Cash	$1,663,700	$			$1,663,700
Prepaid expenses	130,955				130,955

Total current assets	1,794,655		—		1,794,655
Cash held in Trust Account	200,000,000		20,000,000	(1)	220,000,000
Prepaid insurance - long term	98,752				98,752

Total Assets	$201,893,407		$20,000,000		$221,893,407

LIABILITIES, ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION, AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$215,781	$			$215,781
Due to related party	909,610				909,610
Accrued expenses	1,168,335				1,168,335

Total current liabilities	2,293,726		—		2,293,726
Deferred underwriting fees payable	6,000,000		600,000	(2)	6,600,000
Overallotment liability	220,800		(147,200)	(4)	73,600
Advisory fees	6,000,000		600,000	(3)	6,600,000
Deferred legal fees	175,000				175,000

Total liabilities	14,689,526		1,052,800		15,742,326

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 22,000,000 shares at $10.00 per share	200,000,000		19,079,600	(1)	220,000,000
			(586,194)	(2)
			1,506,594	(5)
Shareholders’ Deficit:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	—				—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 200,000 issued and outstanding (excluding 22,000,000 shares subject to possible redemption)	20				20
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 7,666,667 shares issued and outstanding (1)	767				767
Additional paid-in capital	—		920,400	(1)	(600,000)
			(13,806)	(2)
			(1,506,594)	(5)
Accumulated deficit	(12,796,906)		147,200	(4)	(13,249,706)
			(600,000)	(3)

Total shareholders’ deficit	(12,796,119)		(1,052,800)		(13,848,919)

Total Liabilities, Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit	$201,893,407		$20,000,000		$221,893,407

See Note to Pro Forma Unaudited Balance Sheet.

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of CH4 Natural Solutions Corporation (the “Company”) as of May 8, 2026, adjusted for the closing of the underwriters’ partial exercise of their over-allotment option and related transactions, which closed on May 8, 2026, as described below.

On May 4, 2026, the Company consummated its initial public offering (“IPO”) of 20,000,000 units (the “units”). The units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $200,000,000. Each unit consists of one Class A ordinary share, par value $0.0001 per share (the “Class A ordinary shares”) and one-half of one warrant (“public warrant”) of the Company. Each whole public warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. Simultaneously with the closing of the IPO, the Company completed the private sale of 200,000 units (the “private placement units”) at a purchase price of $10.00 per private placement unit to CH4 Natural Solutions Acquisition Security Holdings, LLC generating gross proceeds to the Company of $2,000,000.

In connection with the IPO, the underwriters were granted a 45-day option from the date of the prospectus for the IPO to purchase up to 3,000,000 additional units to cover over-allotments, if any. On May 6, 2026, the underwriters partially exercised their over-allotment option to purchase an additional 2,000,000 units at a purchase price of $10.00 per unit, generating additional gross proceeds of $20,000,000. The underwriters have 45 days from the date of the prospectus for the IPO to exercise the remainder of the over-allotment option.

A total of $20,000,000 of the net proceeds from the sale of the over-allotment option units was deposited in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”), bringing the aggregate proceeds deposited in the Trust Account to $220,000,000.

Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option are as follows:

	Pro Forma Entries	Debit ($)	Credit ($)
(1)	Cash held in trust account	20,000,000
	Class A ordinary shares subject to possible redemption		19,079,600
	Additional paid-in capital		920,400
	To record the sale of Underwriters’ over-allotment Units: 2,000,000 at $10.00/unit; par value of $0.0001
(2)	Class A ordinary shares subject to possible redemption	586,194
	Additional paid-in capital	13,806
	Deferred underwriting fees payable		600,000
	To record deferred underwriting fees on the sale of over-allotment Units (3.0% of $20,000,000 in proceeds)
(3)	Accumulated deficit	600,000
	Advisory fees		600,000
	To record advisory fees on the sale of over-allotment Units (3.0% of $20,000,000 in proceeds)
(4)	Over-allotment option liability	147,200
	Accumulated deficit		147,200

To record the write-off of two-third of the over-allotment option liability due to the exercise of two-third of the over-allotment option by the underwriters. The underwriters have 45 days from the date of the prospectus for the IPO to exercise the remaining portion of the over-allotment option.

(5)	Additional paid-in capital	1,506,594
	Class A ordinary shares subject to possible redemption		1,506,594
	To record accretion of ordinary shares subject to redemption to an amount of $10.00 per share.